UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 15, 2015, at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Newfield Exploration Company (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), the stockholders approved the Second Amended 2011 Omnibus Stock Plan (the “Amended Stock Plan”) that increased the number of shares of common stock authorized for issuance under the Amended Stock Plan by 7,000,000 shares. The terms and conditions of the Amended Stock Plan, including the material terms of the performance goals for performance awards under the Amended Stock Plan, are described on pages 53 through 67 of the definitive Proxy Statement for the 2015 Annual Meeting that was filed with the Securities and Exchange Commission on March 31, 2015 (the “2015 Proxy Statement”), which description is incorporated by reference herein. The description of the Amended Stock Plan is qualified in its entirety by reference to the full text of the Amended Stock Plan, which is attached as Appendix A to the 2015 Proxy Statement and incorporated by reference herein.

Effective May 15, 2015, the Compensation & Management Development Committee of the Board adopted the amendment and restatement of the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was amended and restated to incorporate previous amendments to the plan and to correct prior scrivener’s errors.

Item 5.07  Submission of Matters to a Vote of Security Holders

The proposals voted upon at the 2015 Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s 2015 Proxy Statement.

1.	Each of the eight nominees for director was elected to serve a one-year term expiring at the 2016 Annual Meeting of Stockholders. The voting results were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Lee K. Boothby	120,151,307	5,268,308	19,611	8,655,075
Pamela J. Gardner	123,968,779	1,424,633	45,814	8,655,075
John Randolph Kemp III	122,402,844	3,016,576	19,806	8,655,075
Steven W. Nance	124,060,990	1,358,451	19,785	8,655,075
Thomas G. Ricks	122,204,205	3,215,257	19,764	8,655,075
Juanita F. Romans	123,935,721	1,457,717	45,788	8,655,075
John (Jack) W. Schanck	124,119,377	1,297,560	22,289	8,655,075
J. Terry Strange	121,218,759	4,200,653	19,814	8,655,075

2.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2015 was ratified. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
131,628,889	2,440,689	24,723

3.	The stockholders approved, on an advisory basis, the 2014 executive compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
90,635,884	34,703,963	99,379	8,655,075

4.      The stockholders approved the Amended Stock Plan to increase authorized shares under the plan by 7 million shares.

For	Against	Abstentions	Broker Non-Votes
118,588,518	6,755,053	95,655	8,655,075

5A.           The stockholders approved the material terms of performance metrics under the Amended Stock Plan for tax compliance purposes:

For	Against	Abstentions	Broker Non-Votes
122,293,615	3,049,758	95,853	8,655,075

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5B.           The stockholders approved the material terms of the performance metrics under the 2011 Annual Incentive Plan for tax compliance purposes:

For	Against	Abstentions	Broker Non-Votes
122,160,055	3,183,536	95,635	8,655,075

6A.           The stockholders approved the amendment of the Company’s Charter to increase the total authorized shares of common stock to 300 million shares:

For	Against	Abstentions	Broker Non-Votes
132,416,001	1,476,691	201,609

6B.           The stockholders did not approve the amendment of the Company’s Charter to increase the total authorized shares of preferred stock to 7.5 million shares:

For	Against	Abstentions	Broker Non-Votes
31,526,525	93,825,452	87,249	8,655,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 21, 2015	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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